SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): March 12, 1997

            SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
       (Exact Name of Registrant as Specified in Charter)


      Delaware               0-17816              77-0148208
  (State or other       (Commission File        (IRS Employer
  jurisdiction of            Number)         Identification No.)
   incorporation)





           47257 Fremont Boulevard, Fremont, California     94538
           (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number, including area code   510-623-9001



                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

 EXHIBIT   DESCRIPTION

    4      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

   4.1       Form of 5% Convertible Notes due 1999

   4.2       Form of Security Agreement relating to 5%
Convertible Notes due 1999

   4.3       Form of Registration Rights Agreement

ITEM 9.        SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On March 12, 1997, Sunrise Technologies International, Inc. (the "Registrant") issued and sold, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Regulation S thereunder, an aggregate principal amount of $500,000 5% convertible notes due 1999 ("Regulation S Notes") and warrants to purchase common stock of the Registrant ("Regulation S Warrants"). The Regulation S Notes are convertible into common stock of the Registrant ("Common Stock") at a conversion price of $1.00 of Regulation S Notes for each share of Common Stock. A Regulation S Warrant to purchase one share of Common Stock, at an exercise price of $1.25, was issued without additional consideration for each $2.00 of Regulation S Notes purchased.

     The Regulation S Notes and Regulation S Warrants were issued as part of a private placement (the "Private Placement") of an aggregate principal amount of $4,100,750 5% convertible notes due 1999, which include the Regulation S Notes (collectively, "Notes"), and accompanying warrants to purchase Common Stock (collectively with the Regulation S Warrants, "Warrants"). Closings of tranches of the Private Placement were held on February 12, 1997, February 26, 1997, March 7, 1997 and March 12, 1997 (each, a "Closing"). The Notes and Warrants other than the Regulation S Notes and Regulation S Warrants were offered and sold by the Registrant in reliance on Regulation D under the Securities Act to "accredited investors" within the meaning of Rule 501 under the Securities Act. Notes issued in reliance on Regulation D under the Securities Act are convertible into Common Stock at a conversion price of $0.875 of Notes for each share of Common Stock, and a Warrant to purchase one share of Common Stock, at an exercise price of $1.00, was issued without additional consideration for each $1.75 of Notes, other than Regulation S Notes, purchased.

     The Notes are convertible at any time prior to maturity, at the option of the holders thereof, at the respective conversion price set forth above, subject to adjustment for any stock dividends, certain distributions, stock splits or combinations or reclassifications of Common Stock. The Warrants are exercisable at any time for five years from the date of issuance, by presentation and surrender thereof to the Registrant, together with a duly executed Purchase Form and full and proper payment of the exercise price. An aggregate of 4,686,572 shares of Common Stock have been reserved for issuance upon conversion of the Notes, and an aggregate

<NOTE>


of 2,343,286 shares of Common Stock have been reserved for issuance upon exercise of the Warrants. The
Registrant has agreed to register under the Securities Act the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants.

     As security for the payment of the Notes, the Registrant granted to Pennsylvania Merchant Group Ltd ("PMG"), the duly appointed agent for the purchasers of the Notes, a security interest in the Registrant's ophthalmic patents and applications for patents and related assets, as more particularly described in the Security Agreement dated as of February 12, 1997, as amended.

     For its services as placement agent for the Private
Placement, PMG received a fee of 7 1/2% of the gross proceeds of the Private Placement and the right to purchase, for a nominal purchase price, warrants to purchase an aggregate of 234,329 shares of common stock of the Registrant ("PMG Warrants"), an amount equal to 5% of the shares of common stock into which the Notes are convertible. The PMG Warrants, when issued, will be exercisable, at an exercise price of $0.875 per share, at any time from their date of issue until the fifth anniversary of the respective Closing.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



Dated:  March 25, 1997   By:    /s/ David W. Light
                              David W. Light
                              Chief Executive Officer and Chairman
                                 of the Board